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EXHIBIT 23. CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Numbers 33-56159, 33-56161 and 33-56379) and on Form S-3 (Numbers 33-49888 and 33-56157) of Scott
Paper Company of our report dated January 31, 1995, on our audit of the consolidated financial statements of Scott Paper Company as of December 31, 1994, and for the year then ended, appearing on page 23 of the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of this Form 10-K.

Coopers & Lybrand L.L.P.

Philadelphia, Pennsylvania
March 29, 1995

  We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Numbers 33-56159, 33-56161 and 33-56379) and on Form S-3 (Numbers 33-49888 and 33-56157) of Scott
Paper Company of our report dated January 25, 1994, except as to the subheading "Discontinued operation" in Note 2, which is as of December 20, 1994, appearing on page 17 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 19 of this Form 10-K.

Price Waterhouse LLP

Philadelphia, Pennsylvania
March 29, 1995